UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Concord Street
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 10, 2025, Xenetic Biosciences, Inc., a Nevada corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC as representative of the several underwriters named therein, relating to an underwritten public offering (the “Offering”) of 735,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a public offering price of $6.12 per share. The Offering is expected to close on October 14, 2024.

The Company estimates that the net proceeds from the Offering will be approximately $3.9 million after deducting underwriting discounts and commissions and other estimated offering expenses to be paid by the Company. The Company intends to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the Shares for working capital and other general corporate purposes, as well as for the advancement of the DNase technology.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-282756), filed on October 21, 2024, that was declared effective by the Securities and Exchange Commission on November 1, 2024, and a related base prospectus and prospectus supplement thereunder.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 60-day period following the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, termination provisions, and indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company is filing the opinion of its counsel, Westward Law, LLC, relating to the legality of the issuance and sale of the Shares, as Exhibit 5.1 hereto, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Item 8.01.	Other Events.

The Information in Item 1.01 above is hereby incorporated by reference into this Item 8.01. On October 10, 2025, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated October 10, 2025, between Xenetic Biosciences, Inc. and Canaccord Genuity LLC

5.1	Opinion of Westward Law, LLC

23.1	Consent of Westward Law, LLC (contained in Exhibit 5.1).

99.1	Press Release, dated October 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: October 14, 2025	Name: James Parslow
Title: Interim Chief Financial Officer and Chief Executive Officer

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